                                                                  EXHIBIT 4.1(i)

                  COMMON STOCK AND WARRANTS PURCHASE AGREEMENT

                                     Between

                                 RAZORFISH, INC.

                                       and

                         the Investors Signatory Hereto

         COMMON STOCK AND WARRANTS PURCHASE AGREEMENT dated as of April 18, 2002 (the "Agreement"), between the Investors signatory hereto (each an "Investor" and together the "Investors"), and RAZORFISH, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase in the aggregate, up to (i) 20,000,000 shares of Common Stock (as defined below) and (ii) Warrants (as defined below) to purchase up to 3,000,000 shares of the Common Stock (as defined below) with an exercise price per share equal to the reported last trade on the Nasdaq Stock Market on April 17, 2002.

         WHEREAS, each Investor is a qualified institutional buyer (as such term is defined in Rule 144A of the Securities Act.

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and/or 4(6) of the United States Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D ("Regulation D") and the other rules and regulations promulgated under the Securities Act, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                               Certain Definitions

Section 1.1. "Capital Shares" shall mean the Common Stock and any shares of any
              --------------
other class of capital stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

Section 1.2. "Capital Shares Equivalents" shall mean any securities, rights, or
              --------------------------
obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company, or any Warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

Section 1.3. "Closing" shall mean the closing of the purchase and sale of the
              -------
Common Stock and Warrants pursuant to Section 2.1.

Section 1.4. "Closing Date" shall mean the date on which all conditions to the
              ------------
Closing have been satisfied (as defined in Section 2.1 (b) hereto) and the Closing shall have occurred.

Section 1.5. "Common Stock" shall mean the Company's Class A common stock, $0.01
              ------------
par value per share.

Section 1.6. "Damages" shall mean any loss, claim, damage, judgment, penalty,
              -------
deficiency, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation; but excluding indirect or consequential damages).

Section 1.7. "Effective Date" shall mean the date on which the SEC first
              --------------
declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

Section 1.8. "Exchange Act" shall mean the Securities Exchange Act of 1934, as
              ------------
amended, and the rules and regulations promulgated thereunder.

Section 1.9. "Knowledge" of the Company, when modifying a representation or
              ---------
warranty, means the executive officers of the Company have no actual knowledge that such representation or warranty is not true and correct to the extent provided therein and that such executive officers have such knowledge as they would reasonably be expected to have in the conduct of their respective duties.

Section 1.10. "Legend" shall mean the legend set forth in Section 8.1.
               ------

Section 1.11. "Material Adverse Effect" shall mean any effect on the business,
               -----------------------
operations, properties, or financial condition of the Company that is or could reasonably be expected to have a material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, or the Warrants in any material respect; provided, however, that it shall not be deemed to be a Material Adverse Effect if the Company receives notification from, or is subsequently delisted from, the Nasdaq National Market, or any other matter disclosed in the SEC Documents.

Section 1.12. "Outstanding" when used with reference to shares of Common Stock
               -----------
or Capital Shares, shall mean, at any date as of which the number of such shares is to be determined, all issued and outstanding shares, and shall include all such shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such shares; provided, however, that
                                                  --------  -------
"Outstanding" shall not mean any such shares then directly or indirectly owned or held by or for the account of the Company.

Section 1.13 "Permitted Liens" means the following liens, encumbrances or
              ---------------
defects (collectively, "Liens"): (a) Liens for Taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by law for amounts not yet due; (c) Liens incurred or deposits, made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security; (d) Liens which do not materially detract from the value of the property subject thereto; and (e) Liens incurred in the ordinary course of business and on a basis consistent with past practice securing liabilities which are not individually or in the aggregate material.

Section 1.14. "Person" shall mean an individual, a corporation, a partnership, a
               ------
limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.15. "Principal Market" shall mean the American Stock Exchange, the New
               ----------------
York Stock Exchange, the NASDAQ National Market, or the NASDAQ Small-Cap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

Section 1.16. "Purchase Price" shall mean thirty-two cents ($0.32) per unit
               --------------
consisting of one share of Common Stock and a Warrant to purchase 0.15 shares of Common Stock.

Section 1.17. "Registrable Securities" shall mean the Shares and the Warrant
               ----------------------
Shares and all other securities received in exchange for or as a distribution with respect to the foregoing until (i) the Registration Statement has been declared effective by the SEC, and all Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Shares and Warrant Shares may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

Section 1.18. "Registration Rights Agreement" shall mean the agreement regarding
               -----------------------------
the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investors as of the Closing Date in the form annexed hereto as Exhibit A.
                                   ---------

Section 1.19. "Registration Statement" shall mean a registration statement on
               ----------------------
Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investors of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.


Section 1.20. "Regulation D"  shall have the meaning set forth in the recitals
               ------------
of this Agreement.

Section 1.21. "SEC"  shall mean the Securities and Exchange Commission.
               ---

Section 1.22. "Section 4(2)"  and "Section 4(6)" shall have the meanings set
               --------------------------------
forth in the recitals of this Agreement.

Section 1.23. "Securities Act"  shall have the meaning set forth in the recitals
               --------------
of this Agreement.

Section 1.24. "SEC Documents" shall mean the Company's Annual Report on Form
               -------------
10-K for the fiscal year ended December 31, 2001 and each periodic and current report, proxy statement or registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such Annual Report through the Closing, including any amendments thereto.

Section 1.25. "Shares" shall mean the shares of Common Stock
               ------
being purchased pursuant to this Agreement.

Section 1.26  "Tax" or "Taxes" means any and all taxes of any kind whatsoever
               ---      -----
together with any interest and any penalties or additions to tax imposed by any tax authority with respect thereto.

Section 1.26. "Trading Day" shall mean any day during which the Principal Market
               -----------
shall be open for business.

Section 1.27. "Warrants" shall mean the Warrants substantially in the form of
               --------
Exhibit B to be issued to the Investors hereunder.

Section 1.28. "Warrant Shares" shall mean all shares of Common Stock or other
               --------------
securities issued or issuable pursuant to exercise of the Warrants.

                                   ARTICLE II

                 Purchase and Sale of Common Stock and Warrants

Section 2.1.  Investment.
              ----------

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase Shares together with the Warrants, on the basis of one share of Common Stock plus a Warrant to purchase 0.15 Warrant Shares (for each Investor, rounded down to the nearest whole number of Shares) at the Purchase Price on the Closing Date as follows:

             (i) Upon execution and delivery of this Agreement and the Registration Rights Agreement by each Investor and the Company and satisfaction of the conditions to Closing to be met by the Company, the Investors shall deliver to the Company immediately available funds in their proportionate amount of the Purchase Price, as set forth on the signature pages hereto, by wire transfer to the Company account set forth on Appendix A hereto.

             (ii) Upon receipt of each wire transfer and this Agreement and the Registration Rights Agreement duly executed by an Investor, the Company shall deliver to the applicable Investor at the address indicated on the signature pages hereto certificates representing such number of Shares and Warrants as indicated on such Investor's signature page hereto.

         (b) The Closing is subject to the satisfaction or waiver by the party to be benefited thereby of the following conditions:

             (i) acceptance and execution by the Company and by each Investor, of this Agreement and the Registration Rights Agreement;

             (ii) payment by each Investor of immediately available funds in the amount of the Purchase Price of the Shares and the Warrants;

             (iii) all representations and warranties of the Investors contained herein shall remain true and correct in all material respects as of the Closing Date (as a condition to the Company's obligations);

             (iv) all representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and remain true and correct in all material respects as of the Closing Date, except that to the extent any representation or warranty already contains a qualification as to materiality such representation or warranty shall be true and correct, and except that to the extent that any such representation or warranty expressly relates to another date (in which case, shall be true and correct as of such other specified date) (as a condition to the Investors' obligations);

             (v) the Company shall have obtained all permits and qualifications required to be obtained prior to the Closing by any state for the offer and sale of the Shares and Warrants, or shall have the availability of exemptions therefrom;

             (vi) the sale and issuance of the Shares and the Warrants hereunder, and the proposed issuance by the Company to the Investors of the Warrant Shares underlying the Warrants upon the exercise thereof shall be legally permitted by all laws and regulations to which the Investors and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement;

             (vii) delivery of the original fully executed certificates representing the Shares and Warrants, and Registration Rights Agreement to the Investors;

             (viii) delivery to the Investors of an opinion of Morrison &
                    Foerster LLP, counsel to the Company, in the form of Exhibit C hereto.

Section 2.2. Limitation on Shares. The Company represents to each Investor that
             --------------------
in no event shall the aggregate of the number of Shares and Warrant Shares sold pursuant to this Agreement and any substantially identical agreement which may be aggregated by the Principal Market for purposes of any listing rule exceed 19.99% of the outstanding shares of Common Stock of the Company.

                                  ARTICLE III

                   Representations and Warranties of Investors

Each Investor, severally and not jointly, represents and warrants to and agrees with the Company that:

Section 3.1. Intent. The Investor is entering into this Agreement for its own
             ------
account and not with a view to or for sale in connection with any distribution of the Shares, the Warrants or any Warrant Shares. The Investor has no present plan, intention or arrangement (whether or not legally binding) to sell the Shares, the Warrants, or any Warrant Shares to or through any person or entity. The Investor understands that the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or any state securities laws in reliance on exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. Investor agrees that it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to purchase, transfer or otherwise acquire or take a pledge of) any of the Shares, the Warrants or the Warrant Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations thereunder. Notwithstanding the foregoing, the Investor is not agreeing to hold the Shares, the Warrants or the Warrant Shares for any particular period of time.

Section 3.2. Qualified Institutional Investor. The Investor is a qualified
             --------------------------------
institutional buyer as defined in Rule 144A of the Securities Act, and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Shares and the Warrants. The Investor acknowledges that an investment in the Shares, the Warrants and the Warrant Shares is speculative and involves a high degree of risk.

Section 3.3. Authority. This Agreement and the Registration Rights Agreement
             ---------
have been duly and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement in accordance with the terms of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary entity action and no further consent or authorization of the Investor's actions by any person or persons is required .

Section 3.4. Not an Affiliate. The Investor is not an officer, director or
             ----------------
"affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5.      Absence of Conflicts. The execution and delivery of this
                  --------------------
Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by the Investor, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor or (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder;
(c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.6. Disclosure; Access to Information. The Investor has received all
             ---------------------------------
documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor; provided, however, the Investor acknowledges that the Company has not delivered to them any registration statement of the Company on file with the SEC. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed copies of all SEC Documents deemed relevant by Investor. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and Warrants and the business, properties, prospects and financial condition of the Company.

Section 3.7. Manner of Sale. At no time was Investor presented with or solicited
             --------------
by or through any leaflet, public promotional meeting, or television advertisement or, to the Investor's knowledge, with any other form of communication which appeared to Investor to constitute general solicitation or advertising.

                                   ARTICLE IV

                  Representations and Warranties of the Company

The Company represents and warrants to the Investors that, except as set forth on the Disclosure Schedule prepared by the Company and attached hereto and except as otherwise set forth in the SEC Documents:

Section 4.1. Organization of the Company. The Company is a corporation duly
             ---------------------------
incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. Other than the subsidiaries listed on Exhibit 21 to the Company's most recent Form 10-K or on Schedule 4.1, the Company does not have any subsidiaries and does not own more than fifty percent (50%) of or control any other business entity. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. Authority. (i) The Company has the requisite corporate power and
             ---------
corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrants and to issue the Shares, the Warrants and, upon exercise of the Warrants, the Warrant Shares in accordance with the terms of this Agreement and the Warrants, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Common Stock certificates representing the Shares and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement, the Common Stock certificates representing the Shares and the Warrants have been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the exercise of the Warrants. The Shares are, and the Warrant Shares issued upon exercise of the Warrants will be, duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof.

Section 4.3. Capitalization. The authorized capital stock of the Company
             --------------
immediately prior to the Closing consists of: (a) 200,000,000 shares of Common Stock, of which 125,317,672 shares are outstanding plus 50 shares of Class B common stock; (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are outstanding; and (c) options and warrants to purchase an aggregate of 21,026,960 shares of Common Stock. Except as set forth above, and except for the Shares, the Warrants and the Warrant Shares, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. Except as set forth in Schedule 4.3, the Company is not a party to any agreement granting registration or anti-dilution rights to any person (other than the Investors herein) with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

Section 4.4. Common Stock; S-3 Eligibility. The Company has registered its
             -----------------------------
Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in compliance in all material respects with all reporting requirements of the Exchange Act, and the Company is in compliance in all material respects with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the Nasdaq National Market, and except for the Company's failure to maintain a minimum bid price of $3.00 for the requisite periods and minimum shareholder equity requirements, the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing. The Company is eligible to register the Shares and the Warrant Shares for resale by the Investors on Form S-3.

Section 4.5. SEC Documents. The Company has not provided to the Investors any
             -------------
information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements. The Company's auditors are "independent" within the meaning and requirements of the Exchange Act.

Section 4.6. Exemption from Registration; Valid Issuances. Subject to the
             --------------------------------------------
accuracy of the Investors' representations in Article III, the sale of the Shares and the Warrants will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance with the Warrants, the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sale of the Shares, the Warrants or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement or the Warrants will (i) result in the creation or imposition by the

Company of any liens, charges, claims or other encumbrances upon the Shares, the Warrants or the Warrant Shares or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. Other than in reliance upon the Investors' representations in Article III, the Company has taken no action, and will take no action, which could cause the Securities sold pursuant to this Agreement to be integrated with any other securities issuance so as to cause the unavailability of the exemption from registration being relied on by the Company and the Investors hereunder.

Section 4.7. No General Solicitation or Advertising in Regard to this
             --------------------------------------------------------
Transaction. Neither the Company nor any of its affiliates nor, to the knowledge
-----------
of the Company, any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Shares or the Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares, the Warrants or the Warrant Shares under the Securities Act.

Section 4.8. No Conflicts. The execution, delivery and performance of this
             ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Shares, the Warrants and the Warrant Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares or the Warrants in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to Closing and any Registration Statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

Section 4.9. No Material Adverse Change. Since December 31, 2001, no event
                -----------------------
or development has occurred or exists with respect to the Company that resulted in a Material Adverse Effect, except as disclosed in the SEC Documents.

Section 4.10. No Undisclosed Events or Circumstances. Since December 31, 2001,
                 -----------------------------------
no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company, or which would be required to be disclosed in a registration statement filed pursuant to the Securities Act in connection with a public offering of the Company's securities, but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.11. Litigation and Other Proceedings. Except as disclosed in the SEC
              --------------------------------
Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

Section 4.12. Property. Neither the Company nor any of its subsidiaries owns any
              --------
real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except for Permitted Liens.

Section 4.13. Intellectual Property. Each of the Company and its subsidiaries
              ---------------------
owns or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted in all material respects. To the Company's knowledge, except as disclosed in the SEC Documents neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.


Section 4.14. Internal Controls and Procedures. The Company maintains books and
              --------------------------------
records and internal accounting controls which provide reasonable assurance that
(i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization;
(ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. GAAP.

Section 4.15. Payments and Contributions. Neither the Company, any
              --------------------------
subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Section 4.16. No Misrepresentation. The representations and warranties of the
              --------------------
Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.17. No Integrated Offering. Neither the Company, nor any of its
              ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares and the Warrants to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Shares and Warrants to be integrated with other offerings.

                                   ARTICLE V

                            Covenants of the Company

Section 5.1. Registration Rights. The Company shall cause the Registration
             -------------------
Rights Agreement to remain in full force and effect as provided therein and the Company shall comply in all material respects with the terms thereof.

Section 5.2. Reservation of Common Stock. As of the date hereof, the Company has
             ---------------------------
reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares pursuant to any exercise of the Warrants.

Section 5.3. Listing of Common Stock. The Company hereby agrees to use its
             -----------------------
commercially reasonable efforts to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list the Shares and the Warrant Shares on each market where the Common Stock is traded. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investors to cause the Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investors with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Investors have disposed of all of their Registrable Securities.

Section 5.4. Exchange Act Registration. The Company will cause its Common Stock
             -------------------------
to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its commercially reasonable efforts to comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act until the Investors have disposed of all of their Registrable Securities.

Section 5.5. Legends. The certificates evidencing the Registrable Securities
             -------
shall be free of legends, except as set forth in Article VIII and except as may be required by state securities laws.

Section 5.6. Corporate Existence; Conflicting Agreements. For so long as any
             -------------------------------------------
Investor holds any Registrable Securities, the Company will take all steps necessary to preserve and continue the corporate existence of the Company; and the Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

Section 5.7. Securities Filings. The Company shall make any necessary SEC and
             ------------------
"blue sky" filings required to be made by the Company in connection with the sale of the Shares, the Warrants and the Warrant Shares to the Investors as required by all applicable laws, and shall provide a copy thereof to the Investors promptly after such filing.

                                   ARTICLE VI

                            Survival; Indemnification

Section 6.1. Survival. The representations, warranties and covenants made by
             --------
each of the Company and each Investor in this Agreement, the exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 6.2. Indemnity. (a) The Company hereby agrees to indemnify and hold
             ---------
harmless the Investors, their respective Affiliates (as defined in Rule 405 under the Securities Act) and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all Damages, and agrees to reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

                (i) any material misrepresentation, omission of any material fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                (ii) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                (iii) any action instituted against the Investors, their respective Affiliates, or any of them, by any stockholder of the Company who is not an Affiliate of an Investor, with respect to any of the transactions contemplated by this Agreement, except for any claim arising out of a breach by any Investor of this Agreement; or

                (iv)  the enforcement of this Section 6.2.

          (b) Each Investor, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with any material misrepresentation, omission of a material fact, or breach of any of the Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement. Notwithstanding anything to the contrary herein, the Investor shall be liable under this Section 6.2(b) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement (including any amount that could be received by such Investor for Registrable Securities not yet sold).

Section 6.3. Notice. Promptly after receipt by either party hereto seeking
             ------
indemnification pursuant to Section 6.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section
6.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any

Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of one such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ competent legal counsel within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

         All fees and expenses of the Indemnified Party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and, except as otherwise provided above, all reasonable attorneys' fees and expenses) shall be paid to the Indemnified Party, as incurred, within ten
(10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses, with interest at market rates, to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

Section 6.4. Direct Claims. In the event one party hereunder should have a claim
             -------------
for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in
Article IX. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  ARTICLE VII

                    Non-Disclosure of Non-Public Information.



Section 7.1. Non-Disclosure of Non-Public Information.
             ----------------------------------------

      (a) The Company shall not disclose material non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investors and their respective advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investors.

      (b) Nothing herein shall require the Company to disclose material non-public information to the Investors or their advisors or representatives; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.1 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information as set forth in Section 7.1(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.


                                  ARTICLE VIII

                      Legends; Transfer Agent Instructions

Section 8.1. Legends. Unless otherwise provided below, each certificate
             -------
representing Registrable Securities will bear the following legend or equivalent (the "Legend"), and such other legends as may be required under state securities laws:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 8.2. No Other Legend or Stock Transfer Restrictions. No legend other
             ----------------------------------------------
than the ones specified in Section 8.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

Section 8.3 Instructions to Transfer Agent. The Company agrees that it shall,
            ------------------------------
immediately prior to the Effective Date, deliver to its transfer agent an opinion letter of its counsel, opining that at any time the Registration Statement is effective, the transfer agent shall issue, in connection with the issuance of the Shares and the Warrant Shares, certificates representing such Shares and Warrant Shares without the restrictive legend above, provided such Shares and Warrant Shares are to be sold pursuant to the prospectus contained in the Registration Statement. Upon receipt of such opinion, the Company shall use best efforts to cause the transfer agent to confirm, for the benefit of the Investors, that no further opinion of counsel will be required at the time of transfer in order to issue such shares without such restrictive legend.

Section 8.4 Investors' Compliance. Nothing in this Article shall affect in any
            ---------------------
way each Investor's obligations to comply with all applicable securities laws, including prospectus delivery requirements, upon resale of the Common Stock.

                                   ARTICLE IX

                           Choice of Law; Arbitration

Section 9.1. Governing Law/Arbitration. This Agreement shall be governed by and
             -------------------------
construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws that would result in the application of the laws of any other jurisdiction. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York unless the matter at issue is the corporation law of the company's state of incorporation, in which event the corporation law of such jurisdiction shall govern such issue. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with such arbitration. Any party shall be entitled to seek injunctive relief from a court in any case where such relief is available, and the non-prevailing party to any such injunctive proceeding shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with such proceeding.

                                   ARTICLE X

                                   Assignment

Section 10.1. Assignment. Neither this Agreement nor any rights of the Investors
              ----------
or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Shares or Warrants prior to the Effective Date purchased or acquired by any Investor hereunder with respect to the Shares or Warrants held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed, each Investor's interest in this Agreement may be assigned at any time, in whole or in part prior to the Effective Date, to an Affiliate of the Investor or any other person or entity who purchases substantially all of the Shares of such Investor, provided that in each case such transferee shall agree to make the representations and warranties contained in Article III and shall agree to be bound by the terms of this Agreement.

                                   ARTICLE XI

                                    Notices

Section 11.1. Notices. All notices, demands, requests, consents, approvals, and
              -------
other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:                         Razorfish, Inc.
                                           32 Mercer Street
                                           New York, NY 10013
                                           Attn: John Roberts, CFO
                                           Phone: 212-798-6628
                                           Fax: 212-798-8030

with a copy to (shall not constitute       Morrison & Foerster LLP
notice):                                   1290 Avenue of the Americas
                                           New York, NY 10104
                                           Attn: John Hempill
                                           Phone: 212-468-8000
                                           Fax: 212-468-7900


if to the Investors:                       As set forth on the signature pages
                                           hereto


Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Section 11.1.

                                  ARTICLE XII

                                  Miscellaneous

Section 12.1. Counterparts/ Facsimile/ Amendments. This Agreement may be
              -----------------------------------
executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 12.2. Entire Agreement. This Agreement and the agreements attached as
              ----------------
Exhibits hereto, which include the Warrants and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

Section 12.3. Severability.  In the event that any provision of this Agreement
              ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 12.4. Headings.  The headings used in this Agreement are used for
              --------
convenience only and are not to be considered in construing or interpreting this Agreement.

Section 12.5. Number and Gender. There may be one or more Investor parties to
              -----------------
this Agreement, which Investors may be natural persons or entities. All references to plural Investors shall apply equally to a single Investor if there is only one Investor, and all references to an Investor as "it" shall apply equally to a natural person.

Section 12.6. Replacement of Certificates. Upon (i) receipt of evidence
              ---------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Shares or Warrants or any Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery by the Investor of an indemnity agreement reasonably satisfactory in form to the Company (which shall not include the posting of any bond other than that required by the Company's transfer agent) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 12.7. Fees and Expenses. Each of the Company and the Investors agrees to
              -----------------
pay its own expenses incident to the performance of its obligations hereunder.

Section 12.8. Brokerage. Each of the parties hereto represents that it has had
              ---------
no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except for Ladenburg Thalmann & Co. Inc., whose fee shall be paid by the Company. The Company on the one hand, and the Investors, severally, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 12.9. Publicity. The Company agrees that it will issue a press release
              ---------
describing the transaction contemplated by this Agreement within one business day of Closing, and shall file a Form 8-K with respect to the same within five business days of Closing.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                           RAZORFISH, INC.

                                           By:  /s/  John Roberts
                                                -------------------------------

                                           Name:  John Roberts
                                                  -----------------------------

                                           Title: Chief Financial Officer
                                                  ----------------------------



[signature pages continued]

                                   INVESTORS:



                                           AIG DKR Soundshore Holdings Ltd.

                                           By:  /s/  Anthony Giordano
                                                ---------------------------
                                           Name: Anthony Giordano
                                           Authorized Signatory

                                           Number of Shares: 622,813

                                           Number of Warrants: 93,422

                                           Total Purchase Price:  $199,300.00



                                           AIG DKR Soundshore Private
                                           Investors Holdings Fund Ltd.


                                           By:  /s/  Anthony Giordano
                                                ---------------------------
                                           Name: Anthony Giordano
                                           Authorized Signatory

                                           Number of Shares: 390,625

                                           Number of Warrants: 58,592

                                           Total Purchase Price:  $125,000.00




                                           AIG DKR Soundshore Strategic
                                           Holding Fund Ltd.

                                           By:  /s/  Anthony Giordano
                                                ---------------------------
                                           Name: Anthony Giordano
                                           Authorized Signatory

                                           Number of Shares: 223,125

                                           Number of Warrants: 33,469

                                           Total Purchase Price:  $71,400.00

                                           AIG DKR Soundshore Opportunity
                                           Holding Fund Ltd.

                                           By:  /s/  Anthony Giordano
                                                ---------------------------
                                           Name: Anthony Giordano
                                           Authorized Signatory

                                           Number of Shares: 325,938

                                           Number of Warrants: 48,891

                                           Total Purchase Price:  $104,300.00


                                           Bristol Investment fund

                                           By:  /s/  Paul Kessler
                                                ---------------------------
                                           Name:  Paul Kessler
                                           Authorized Signatory

                                           Number of Shares: 937,500

                                           Number of Warrants: 140,625

                                           Total Purchase Price:  $300,000.00


                                           01144 Ltd.

                                           By:  /s/  Ian McKinnon
                                                ---------------------------
                                           Name:  Ian McKinnon
                                           Authorized Signatory

                                           Number of Shares: 312,500

                                           Number of Warrants: 46,875

                                           Total Purchase Price:  $100,000.00



                                           Dominion Investments Ltd.

                                           By:  /s/  Martin Tremblay
                                                ---------------------------
                                           Name: Martin Tremblay
                                           Authorized Signatory

                                           Number of Shares: 781,250

                                           Number of Warrants: 117,187

                                           Total Purchase Price:  $250,000.00

                                           Excalibur Limited Partnership

                                           By:  /s/  William Hechter
                                                ---------------------------
                                           Name: William Hechter
                                           Authorized Signatory

                                           Number of Shares: 1,093,750

                                           Number of Warrants: 164,062

                                           Total Purchase Price:  $350,000.00




                                           Alpha Capital AG

                                           By:  /s/  Konrad Ackerman
                                                ---------------------------
                                           Name: Konrad Ackerman
                                           Authorized Signatory

                                           Number of Shares: 4,687,500

                                           Number of Warrants: 703,125

                                           Total Purchase Price:  $1,500,000.00




                                           Paul Revere Capital Partners Limited

                                           By:  /s/  David Sims
                                                ---------------------------
                                           Name:  David Sims
                                           Authorized Signatory

                                           Number of Shares: 3,125,000

                                           Number of Warrants: 468,750

                                           Total Purchase Price:  $1,000,000.00

                                           Riverview Group, LLC

                                           By:  /s/  Terry Feeney
                                                ---------------------------
                                           Name:  Terry Feeney
                                           Title: Chief Operations Officer

                                           Number of Shares: 312,500

                                           Number of Warrants: 46,875

                                           Total Purchase Price:  $100,000.00



                                           Stonestreet Limited Partnership

                                           By:  /s/  Michael Finkelstein
                                                ---------------------------
                                           Name: Michael Finkelstein
                                           Title:  President

                                           Number of Shares: 2,343,750

                                           Number of Warrants: 351,562

                                           Total Purchase Price:  $750,000.00




                                           Triton West Group

                                           By:  /s/  Ian Goodall
                                                ---------------------------
                                           Name:  Ian Goodall
                                           Authorized Signatory

                                           Number of Shares: 1,562,500

                                           Number of Warrants: 234,375

                                           Total Purchase Price:  $500,000.00

                                   APPENDIX A

                     Company Wire Instructions
                     -------------------------

         Account Name: Razorfish, Inc.
         Address: 32 Mercer Street, NY, NY 10013
         Bank Name: JP Morgan Chase
         Account No.: 020-923-562
         Routing No.: 021-0000-21
         Bank Address: 1411 Broadway, New York, NY 10028

                          SCHEDULE 4.3 and SCHEDULE 4.8


     1) Registration Rights Agreement made as of January 22, 2000, by and among Razorfish, Inc. and Per Jauring, Anders Jonsson, Lars Lidefelt, Johan Skoglund and Maria Skoglund.

     2) Registration Rights Agreement dated as of December 1, 1999 between Razorfish, Inc. and Terry L. Swack.

     3) Registration Rights Agreement made as of November 30, 1999, by and between Razorfish, Inc. and Lee Hunt.

     4) Registration Rights Agreement between Razorfish and Thomas Geigenberger, Dr. Hannspeter Schubert, Stefan Jentzsch, Jack Dane and Southern Blue Beteiligungsgesellschaft GmBH ("Sellers"), dated August 18, 2000.